WARRANT PURCHASE AGREEMENT


              This Agreement dated as of November 3, 1995 is entered into by and between Great Bay Power Corporation, a New Hampshire corporation (the "Company"), and PECO Energy Company, a
         Pennsylvania corporation (the "Purchaser").

              In consideration of the mutual promises and covenants con-tained in this Agreement, the parties hereto agree as follows:

              1.   Authorization and Sale of the Warrant.

                   1.1. Authorization. The Company has, or on or before the Closing (as defined in Section 2.2) will have, duly authorized the sale and issuance of a Warrant (the "Warrant") to purchase four hundred twenty thousand (420,000) shares of the Company's common stock, $.01 par value per share (the "Warrant Shares"), at a price per share equal to the greater of (x) $9.75 per share and
         (y) the highest price at which a share of the Company's common stock, $.01 par value per share (the "Common Stock"), has traded on the National Association of Securities Dealers National Market (the "National Market") from the Approval Date, as defined in the Warrant, to the date on which the Warrant is exercised (the "Exercise Price"), and on such other terms and in the form attached hereto as Exhibit A.

              As of the date of this Agreement, the Company does not have sufficient authorized shares of Common Stock for issuance upon exercise of the Warrant. The Company's board of directors has approved for submission to the Company's shareholders, at its next shareholders meeting, an amendment to the Company's certificate of incorporation to increase the number of authorized shares of the Company's Common Stock by an amount sufficient to permit the Company to reserve the Warrant Shares for issuance pursuant to the Warrant in the event of exercise thereof (the "Charter Amendment"). If the Charter Amendment is not approved on or before May 31, 1996, as the Purchaser's sole and exclusive remedy, the Company shall promptly repay to the Purchaser the Purchase Price with interest thereon from the date hereof until paid in full at a rate per annum equal to 110% of the prime rate announced by The Chase Manhattan Bank (National Association) or its successor, from time to time and this Agreement shall be of no further force and effect.

                   1.2. Sale of Warrant. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will buy the Warrant for a purchase price of one million dollars ($1,000,000) (the "Purchase Price"). If the Warrant is exercised, the Purchase Price shall be applied as a credit against the Exercise Price. If the Warrant is not exercised, the Company shall retain the Purchase Price; provided however, if (a) Purchaser properly terminates the Services Agreement, as defined in Section 5.7 below, pursuant to Section 16(a)(iii) of the Services Agreement,
         (b) the Company terminates the Services Agreement pursuant to
         Section 16(b), or (c) the Approval Date, as defined in the Warrant does not occur on or before May 31, 1996, the Company shall refund to Purchaser the Purchase Price, together with interest accrued thereon at the rate set forth in Section 1.1 above; and provided further, if Purchaser terminates the Services Agreement because the Company ordered the Purchaser to make a Great Bay Directed Offer, as that term is defined in the Services Agreement, the Company shall refund a portion of the Purchase Price to Purchaser in an amount equal to the product of the Purchase Price and a fraction, the numerator of which is the number of days from the date upon which notice of termination is presented to the Company by Purchaser in accordance with Section 16(b) of the Services Agreement through September 30, 1996, and the denominator of which is the number of days from the Service Commencement Date, as defined in the Services Agreement, through September 30, 1996.

                   If the Company requires Purchaser to establish a separate trust account to hold Gross Receipts pursuant to Section 4(e) of the Services Agreement and there still is present a circumstance which could entitle Purchaser to a refund of all or a portion of the Purchase Price pursuant to this Section 1.2, the Company shall, at Purchaser's request, deposit the Purchase Price into a separate trust account which will be payable to Purchaser if Purchaser is so entitled under this Section 1.2. Such account will be established on the same or similar terms on which the trust account is established pursuant to the Services Agreement. The cost of such account shall be paid by Purchaser.

                   The Warrant Expiration Date shall mean the earliest to occur of the following: (1) September 30, 1996, if the Seabrook Capacity Factor for the period from the Service Commencement Date through September 15, 1995 is equal to or greater than 60%; (2) December 31, 1996, if the Seabrook Capacity Factor for the period from the Service Commencement Date through December 15, 1996 is equal to or greater than 60%; (3) two (2) business days following the first date after December 31, 1996 that the Seabrook Capacity Factor for the immediately preceding twelve months is equal to or greater than 60%; or (4) December 31, 1997. Service Commencement Date and Seabrook Capacity Factor shall have the respective meanings ascribed to such terms in the Services Agreement.

              2.   The Closing.

                   2.1. In General. The closing ("Closing") of the sale and purchase of the Warrant under this Agreement shall take place at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, at 10:00 a.m. on the second business day following






         delivery by the Company to Purchaser of notice that the conditions to closing specified in Section 5 have been satisfied, or at such other time and place as is mutually agreeable to the Company and the Purchaser. At the Closing, the Company will deliver to the Purchaser the Warrant to be registered in the name of the Purchaser, against payment to the Company of the Purchase Price therefor, by wire transfer or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date."

              3. Representations of the Company. The Company hereby represents and warrants to the Purchaser as of the date hereof as follows:

                   3.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and except as otherwise disclosed in this Agreement, to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

                   3.2. Capitalization. The authorized capital stock of the Company consists of 8,000,000 shares of Common Stock of which 7,999,998 shares are issued and outstanding. All of such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement, (i) no subscription, warrant, option (other than the options to purchase 455,000 shares of Common Stock which are currently outstanding and which were granted pursuant to the Company's 1995 Stock Option Plan), convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.
         No person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) except as provided in this Agreement and for rights granted to the parties listed on Schedule 3.2 to register such persons' shares under the Securities Act, any rights with respect to the registration of any capital stock of the Company under the Securities Act.









                   3.3. Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, any other corpo-ration, association or business entity. The Company is not a participant in any joint venture or partnership.

                   3.4. Issuance of Warrant. The issuance, sale and delivery of the Warrant in accordance with this Agreement has been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company. Upon approval of the Charter Amendment, the issuance of the Warrant Shares pursuant to the terms of the Warrant will be duly authorized by all necessary corporate action on the part of the Company and when issued and paid for in accordance with the terms of the Warrant will be duly and validly issued, fully paid and nonassessable.

                   3.5. Authority for Agreement. Subject to shareholder approval of the Charter Amendment, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. Subject to shareholder approval of the Charter Amendment, the execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not violate any provision of law and will not, with or without the passage of time, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Restated Certificate of Incorporation, as amended (the "Restated Certificate"), or its Amended and Restated By-Laws or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

                   3.6. Governmental Consents. Except for approval of the New Hampshire Public Utility Commission with respect to the issuance of the Warrant and Warrant Shares, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the offer, issuance, sale and delivery of the Warrant. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer, sale and issuance of the Warrant to the Purchaser will be in compliance with applicable federal and state securities laws.

                   3.7. Commission Filings. Copies of all documents (including exhibits, but excluding exhibits incorporated by






         reference) filed by the Company with the Commission pursuant to the Exchange Act since April 17, 1994 (the "Commission Filings"), have been delivered to Purchaser. The Commission Filings, all of which were filed on a timely basis, (i) were prepared, in all material respects, in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the audited financial statements and unaudited interim financial statements (including any related notes or schedules) included in the Commission Filings was prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be indicated therein or in the notes or schedules thereto (any such schedules being prepared in accordance with Regulation S-X), and fairly presented in all material respects the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and the absence of complete notes.

                   3.8. Litigation. There are no action, suits, or proceedings pending or, to its knowledge, threatened against, or affecting the Company in any court or before any governmental commission, which seeks to enjoin the Closing of this Agreement or which challenges the validity of the Company's obligations hereunder.

              4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

                   4.1. Investment. The Purchaser is acquiring the Warrant and intends to acquire the Warrant Shares issuable upon exercise of the Warrant for its own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof (within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), nor with any present intention of distributing or selling the same; and, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                   4.2. Authority. The Purchaser has full corporate power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

                   4.3. Experience. The Purchaser has carefully reviewed the Commission Filings and the Joint Ownership Agreement among the






         owners of Seabrook, as amended, and the representations concerning the Company contained in this Agreement and the Services Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Warrant made hereby and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided by the Company to Purchaser; in evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (whether oral or written) other than as set forth in the Commission Filings and the Joint Ownership Agreement among the Joint Owners of Seabrook, as amended, or in this Agreement and the Services Agreement.

                   4.4. Accredited Investor.  The Purchaser is an
         Accredited Investor within the definition set forth in Securities Act Rule 501(a).

              5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Warrant at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of the following conditions on or before the Closing Date:

                   5.1. Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of such Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

                   5.2. Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

                   5.3. Opinion of Counsel. The Purchaser shall have received an opinion from Hale and Dorr, counsel for the Company, dated the Closing Date, addressed to the Purchaser at the Closing as to the corporate good standing of the Company and, subject to shareholder approval of the Charter Amendment, the due authorization of this Agreement and of the Warrant, the lack of conflicts between this Agreement and other agreements to which the Company is a party and applicable law, that New Hampshire Public Utility Commission approval has been obtained for the issuance of the Warrant and the Warrant Shares and the enforceability of this Agreement and the Warrant.

                   5.4. Certificates and Documents. The Company shall have delivered to the Purchaser:

                         (a)  Certificates, as of the most recent
         practicable dates, as to the corporate good standing of the






         Company issued by the Secretary of State of the State of New Hampshire, confirming such good standing within five business days of the Closing Date;

                         (b) Amended and Restated By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and

                         (c)  Resolutions of the Board of Directors
         authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of such Closing Date.

                   5.5. Stockholder Approval. Purchaser shall have received from the persons listed on Schedule 3.2 their respective undertaking to vote those shares of the Company's Common Stock which each owns as of the record date for the shareholders meeting at which the Charter Amendment is submitted for approval in favor of the Charter Amendment.

                   5.6. Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed by the Chairman or the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections 5.1 and 5.2 this Agreement.

                   5.7. Services Agreement. The Company and the Purchaser shall have entered into a service agreement (the "Services Agreement") providing for Purchaser to act as the Company's marketing agent in the form attached hereto as Exhibit C.

                   5.8. Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                   5.9. Regulatory Approval. The Company shall have received a final order of the New Hampshire Public Utilities Commission approving and authorizing the sale of the Warrant and issuance of the Warrant Shares and to the extent required, approval of the Charter Amendment.

              6. Conditions to the Obligations of the Company. The obli-gations of the Company to sell the Warrant to Purchaser on the Closing Date are subject to fulfillment, on or before the Closing Date, of each of the following conditions:








                   6.1. Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in
         Section 4 shall be true on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

                   6.2. Regulatory Approval. The Company shall have received a final order of the New Hampshire Public Utilities Commission approving and authorizing the sale of the Warrant, issuance of the Warrant Shares and the Charter Amendment.

              7.   Covenants of Purchaser and the Company.

                   7.1. Restriction on Sale of Warrant Shares. If and for so long as the Purchaser owns 5% or more of the Company's Voting Securities and no person together with its Affiliates or Associates owns 50% or more of the Voting Securities, the Purchaser shall not sell (i) Voting Securities which represent 5% or more of the total of the Voting Securities to any person or group; and (ii) Voting Securities to any person or group which holds or would hold after giving effect to the proposed sale 5% of the Voting Securities.

                   7.2. Repurchase of Warrant Shares. If Purchaser purchases the Warrant Shares and during the period following such purchase and prior to Purchaser's right to demand registration of the Warrant Shares pursuant to Section 8.3 below the Company engages in a transaction that would result in the Purchaser owning 5% or more of the Company's issued and outstanding Common Stock (and not as a result of Purchaser purchasing additional shares of Common Stock) the Company agrees to purchase from Purchaser, at Purchaser's request, sufficient shares (the "Repurchased Shares") so that Purchaser will own no more than 4.99% of the Company's issued and outstanding shares after giving effect to such transaction. The Company will give Purchaser prior written notice of a transaction that would result in Purchaser owning 5% or more of the Company's issued and outstanding shares not less than 30 days prior to the closing date for such transaction. Purchaser shall give the Company written notice within 10 days of receipt of such notice whether it will require the Company to purchase the Repurchased Shares. The Company shall purchase the Repurchased Shares at the same time the transaction giving rise to the Company's obligation hereunder is closed (the "Purchase Date").
         If the transaction giving rise to the Company's obligation to purchase the Repurchased Shares has a fixed price at which the Company's Common Stock is valued, the purchase price for the Repurchased Shares shall be such price. If no such price is fixed, the purchase price for the Repurchased Shares shall equal the average of the closing prices for the Company's Common Stock on trades of such Common Stock on the National Market for 20 business days prior to the Purchase Date. Purchaser shall be required to tender good title to the Repurchased Shares against






         payment therefor. The Company's obligation hereunder shall cease and be of no further force and effect if Purchaser purchases additional shares of Common Stock which cause it to own 5% or more of the Company's issued and outstanding shares of Common Stock.

              8.   Registration Rights.

                   8.1. Certain Definitions. As used in this Section 8 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

                        "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                        "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their succes-sors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                        "Registration Expenses" means the expenses described in Section 8.6.

                        "Registrable Shares" means the Warrant Shares and shares issued in respect thereof (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, the Warrant Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which, by virtue of Section 9(b) of this Agreement, is not entitled to the rights provided by this Section 8 and (ii) at such time as they first become eligible for resale pursuant to Rule 144(k) under the Securities Act. Whenever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include Warrant Shares issuable upon exercise of the Warrant even if the Warrant has not yet been exercised.

                        "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.







                   8.2. Sale or Transfer of the Warrant and Registrable Shares; Legend.

                        (a) The Warrant may only be transferred to the extent permitted by Section 9(b) of the Warrant. The Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
         (ii) the Company first shall have been furnished with an opinion, in form and substance satisfactory to the Company, of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                        (b) Each certificate representing Registrable Shares shall bear the following legend:

                   "The securities represented by this
                   certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion, in form and substance satisfactory to the Company, of counsel satisfactory to the Company is ob-tained to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act."

                   The foregoing legend shall be removed from the certificates representing any of such securities, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or upon registration.

                   8.3.  Required Registrations.

                         (a)  If at any time after the earlier of
         termination in accordance with its terms of the Services Agreement or September 30, 1998, the Registrable Shares are not eligible and continue to be ineligible for resale pursuant to Rule 144(k) a holder or holders of an aggregate of at least 51% of the Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or any successor form) of Registrable Shares owned by such holder or holders having an aggregate offering price of at least $500,000 (based on the then current market price). If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other holders of Registrable Shares to participate shall be conditioned on such holders' participation in such underwriting. Upon receipt






         of any such request, the Company shall promptly give written notice of such proposed registration to all holders of Registrable Shares. Such holders of Registrable Shares shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such holders may request in such notice of election, subject to the approval of the underwriter managing the offering as provided below. Thereupon, the Company shall, as expeditiously as possible, use reasonable commercial efforts to effect the registration, on Form S-3 (or any successor form), of all Registrable Shares which the Company has been requested to so register.

                         Notwithstanding any other provision of this
         Section 8.3, if the distribution of Registrable Shares is to be effected by means of an underwriting and the managing underwriter advises the holders of Registrable Shares initiating the registration in writing that marketing factors require a limitation of the number of shares to be underwritten, then the holders of Registrable Shares initiating the registration shall so advise all holders of Registrable Shares which would otherwise be included in the underwriting and the number of Registrable Shares that may be included in the underwriting shall be allocated among all such holders of Registrable Shares, including the holders of Registrable Shares initiating the registration, in proportion (as nearly as practicable) to the amount of Registrable Shares owned by each such holder. If the distribution of Registrable Shares is to be effected by means of an underwriting and the managing underwriter does not limit the number of Registrable Shares to be underwritten, the Company or other holders of securities of the Company who have registration rights similar to those set forth in
         Section 8.4 hereof may include Common Stock for their respective accounts in such registration if the managing underwriter states that such inclusion would not adversely effect the offering of Registrable Shares and if the number of Registrable Shares which would otherwise have been included in such registration and underwriting will not thereby be limited or reduced.

                         (b) The Company shall not be required to effect more than one registration pursuant to paragraph (a) above. In addition, the Company shall not be required to effect any registration within six months after the effective date of any other Registration Statement of the Company.

                         (c) If at the time of any request to register Registrable Shares pursuant to this Section 8.3, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the holders of Registrable Shares may request to include Registrable Shares pursuant to Section 8.4 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely effected by the requested






         registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be.

                   8.4.  Incidental Registration.

                         (a) Until the tenth anniversary of the date of this Agreement, if the Company proposes to file a Registration Statement (other than pursuant to Section 8.3) covering the sale of shares of Common Stock by the Company at any time or from time to time, it will, prior to such filing, give written notice to all holders of Registrable Shares of its intention to do so and, upon the written request of a holder or holders of Registrable Shares given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use reasonable commercial efforts to cause all Registrable Shares which the Company has been requested by such holder or holders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such holder or holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this
         Section 8.4 without obligation to any holder of Registrable Shares. Notwithstanding anything in the foregoing to the contrary, the Company shall not be required to provide such advance notice in connection with, nor include any Registrable Shares in, any offering under this Section 8.4 involving an underwriting if the Company has been informed that in the opinion of the managing underwriter, the registration of any Registrable Shares would jeopardize the success of the offering by the Company. In such event, the Company will provide written notice to all holders of Registrable Shares of such managing underwriter's opinion. Such notice need not be given prior to the filing of the applicable Registration Statement.

                         (b)  In connection with any offering under this
         Section 8.4 involving an underwriting, the Company shall not be required to register any Registrable Shares or include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the managing underwriter, adversely effect the offering of shares to be included in the underwriting by the Company and by the holders of registration rights pursuant to a Registration Rights Agreement between the Company and certain shareholders of the Company (the "Senior Shareholders") dated as of April 7, 1994, as amended on November 23, 1994. If in the opinion of the managing underwriter, after giving effect to the priority rights of the Company and the Senior






         Shareholders as provided in the previous sentence, the registration of all of the Registrable Shares which the holders have requested to be included would adversely effect the offering by the Company and/or the Senior Shareholders, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to be included in such registration (other than the Senior Shareholders, who shall have the priority rights specified above) shall participate in the underwriting: pro rata based upon their total ownership of shares of Common Stock of the Company (giving effect to the conversion into Common Stock of all securities convertible thereinto and the exercise for Common Stock of all shares exercisable therefor). If any holder of Registrable Shares would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders of Registrable Shares pro rata in the manner described in the preceding sentence.

                   8.5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use reasonable commercial efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                         (a) use reasonable commercial efforts to file with the Commission a Registration Statement with respect to such Registrable Shares and to cause that Registration Statement to become and remain effective for a period of not less than 90 days or until all shares covered by the registration statement have been sold;

                         (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Regis-tration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in Section 8.5(a);

                         (c) as expeditiously as possible furnish to each holder of Registrable Shares who is selling shares pursuant to such registration (a "Selling Holder") such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holder; and







                         (d) as expeditiously as possible use reasonable commercial efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Holders; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                   If the Company has delivered preliminary or final prospectuses to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Shares with such revised prospectuses.

                   8.6. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is withdrawn at the request of the holders of Registrable Shares requesting such registration, the requesting holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with a request to register Registrable Shares pursuant to Section 8 of this Agreement including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of one counsel selected by the Selling Holders to represent the Selling Holders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the Selling Holders' own counsel (other than the one counsel selected to represent all of the Selling Holders).

                   8.7. Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to Section 8 of this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims,






         damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, under-writer and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in con-formity with information furnished to the Company by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                   In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to Section 8 of this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus,






         amendment or supplement; provided, however, that the obligations of such seller of Registrable Shares hereunder shall be limited to an amount equal to the proceeds to such seller of Registrable Shares from the sale of Registrable Shares as contemplated herein.

                   Each party entitled to indemnification under this Sec-tion 8.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose ap-proval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding.
         No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settle-ment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                   8.8. Indemnification with Respect to Underwritten Of-fering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to
         Section 8.3(a), the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securi-ties being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

                   8.9. Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution pro-posed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualifica-tion or compliance referred to in this Agreement.










              9.   Transfers of Certain Rights.

                   (a)   The rights granted to the Purchaser pursuant to
         Section 8 of this Agreement may be transferred by such holder to another holder of Registrable Shares, to any Affiliate, as defined in Section 7.1, of such holder or to any person or entity acquiring at least one hundred thousand (100,000) Registrable Shares (such number being subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company); provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

                   (b) Transferees. Any transferee (other than the Purchaser) to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser and/or holders of Registrable Shares, as the case may be, under this Agreement to the same extent as if such transferee were a party hereto.

                   (c) Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Section 9 may not again transfer such rights to any other person or entity, other than as provided in Sections 9(a) and (b).

              10. Confidentiality. The Purchaser and each holder of Registrable Shares agrees that he or it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser or such holder of Registrable Shares, as the case may be, may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser or holder of Registrable Shares, as the case may be, pursuant to this Agreement, unless such information is known, or until such information becomes known, to the public or except as required by law or judicial or administrative proceeding.

              11. Survival of Representations and Warranties. All agree-ments, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

              12. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be (i) delivered by hand, (ii) mailed by first-class United States mail, certified or registered mail, return receipt requested, postage prepaid, (iii) transmitted by telecopy with a hard copy mailed by first class certified or registered mail as aforesaid; or (iv) delivered by overnight courier service:






              If to the Company, at 20 Ladd Street, Portsmouth, New Hampshire 03801, telecopy number (603) 433-8645, Attention:
         President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, and/or holders of Registrable Shares, as the case may be, with a copy to Mark N. Polebaum, Esq., Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, telecopy number 617-526-5000; or

              If to the Purchaser, at 2004 Renaissance Blvd., King of Prussia, PA 19406, telecopy number (610) 292-6603, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

              If to a holder of Registrable Shares other than a Purchaser, at his or its address as it appears on the stock record books of the Company, or at such other address or addresses as may have been furnished to the Company in writing by such Stockholder or holder of Registrable Shares.

              Notices provided in accordance with this Section 12 shall be deemed delivered upon personal delivery or (i) 72 hours after deposit in the mail, (ii) noon on the second business day next following deposit with an overnight express courier service and
         (iii) in the case of notices provided by telecopy, upon completion of transmission to the addressee's telecopier.

              13. No Assignment. The Warrant may not be assigned except to the extent permitted by Section 9(b) of the Warrant. The rights under Section 8 hereof with respect to the Warrant Shares may only be assigned to the extent permitted by Section 9 hereof. Except to the extent permitted by the foregoing sentence, the rights granted pursuant to this Agreement may not be transferred or assigned by the Purchaser or any holder of Registrable Shares. Subject to the foregoing, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

              14. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

              15. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Purchaser and after the Closing the holders of at least a majority of the Registrable Shares. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed






         as, a further or continuing waiver of any such term, condition or provision.

              16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              17. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

              18. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

              19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire, without giving effect to conflict of laws provisions.

              IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.


                                       GREAT BAY POWER CORPORATION



                                       By: /s/ John A. Tillinghast
                                          Title: President


                                       PECO ENERGY COMPANY



                                       By: /s/ Nancy J. Zausner
                                          Title: Vice President

















                                                                  EXHIBIT A





                   THIS WARRANT AND THE SHARES OF COMMON STOCK
                   ISSUABLE UPON EXERCISE OF THIS WARRANT ARE
                   SUBJECT TO THE RESTRICTIONS (INCLUDING
                   RESTRICTIONS IMPOSED UNDER APPLICABLE
                   SECURITIES LAWS) ON TRANSFER SET FORTH IN
                   SECTIONS 4 AND 11 OF THIS WARRANT.  THIS
                   WARRANT HAS NOT BEEN REGISTERED UNDER THE
                   SECURITIES ACT OF 1933, AS AMENDED, OR UNDER
                   APPLICABLE STATE SECURITIES STATUTES.



         Warrant No. 1                           Number of Shares: 420,000
                                                 (subject to adjustment)
         Date of Issuance: November __, 1995


                             GREAT BAY POWER CORPORATION


                            Common Stock Purchase Warrant

                           (Void after September 30, 1996)

              Great Bay Power Corporation, a New Hampshire corporation
         (the "Company"), for value received, hereby certifies that PECO Energy Company, a Pennsylania corporation (the "Registered Holder"), is entitled, subject to the terms set forth below and the terms of the Warrant Purchase Agreement, upon exercise of this Warrant to purchase from the Company, at any time on or after the Approval Date, as hereafter defined, and on or before the Warrant Expiration Date, as hereafter defined, at not later than 5:00 p.m. (Boston, Massachusetts time), 420,000 shares of the Company's Common Stock .01 par value (the "Common Stock") at a purchase price per share equal to the greater of (x) $9.75 (as adjusted pursuant to Section 2, the "Fixed Component") and (y) the highest price at which a share of the Company's Common Stock has traded on the National Association of Securities Dealers National Market from the Approval Date to the date on which the Warrant is exercised (as adjusted pursuant to Section 2, the "Variable Component").

              The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively. This Warrant shall be of no further force and effect, unless the Approval Date occurs on or before May 31, 1996.







         Approval Date shall mean the date when an amendment to the Company's Certificate of Incorporation is filed with the New Hampshire Secretary of State increasing the number of the Company's authorized shares of Common Stock to a number sufficient to permit the Company to reserve the Warrant Shares for issuance pursuant to this Warrant in the event of exercise by the Registered Holder.

              For purposes of this Warrant, Warrant Expiration Date shall mean the earliest to occur of the following: (1) September 30, 1996, if the Seabrook Capacity Factor for the period from the Service Commencement Date through September 15, 1995 is equal to or greater than 60%; (2) December 31, 1996, if the Seabrook Capacity Factor for the period from the Service Commencement Date through December 15, 1996 is equal to or greater than 60%; (3) two
         (2) business days following the first date after December 31, 1996 that the Seabrook Capacity Factor for the immediately preceding twelve months is equal to or greater than 60%; or (4) December 31, 1997. Service Commencement Date and Seabrook Capacity Factor shall have the respective meanings ascribed to such terms in the Services Agreement dated November __, 1995, between the Company and the Registered Holder hereof.

              1.   Exercise.

                   (a) This Warrant may be exercised by the Registered Holder, in whole but not in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the Warrant Shares, less $1,000,000.

                   (b) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in
         Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                   (c) As soon as practicable after the exercise of this Warrant, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the










         Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to
         Section 3 hereof.

              2.   Adjustments.

                   (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Fixed Component of the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Fixed Component of the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Fixed Component of the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Fixed Component of the Purchase Price in effect immediately prior to such adjustment, by (ii) the Fixed Component of the Purchase Price in effect immediately after such adjustment. At the time of exercise of the Warrant, the Variable Component of the Purchase Price shall equal the highest of the Period High Prices, as adjusted pursuant to the last sentence of this paragraph. Period High Prices means the highest price at which a share of the Company's Common Stock has traded on the National Association of Securities Dealers National Market for each of the following periods: (A) from the Approval Date to the first adjustment of the Fixed Component; (B) each period from an adjustment to the Fixed Component to the next such adjustment following the first adjustment of the Fixed Component; and (C) the period from the last adjustment to the Fixed Component immediately prior to the exercise of the Warrant. Each Period High Price shall be adjusted in the same proportion as the adjustment to the Fixed Component each time that the Fixed Component was adjusted subsequent to the time that such Period High Price was in effect.













                   (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which the Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, the Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                   (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 2(a) or (b) above.

              3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices of the Warrant Shares on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System or the closing market price of the Warrant Shares on a national securities exchange or the last reported sales price on the NASDAQ National Market on the trading day immediately prior to the date of exercise, whichever is applicable, or if none is applicable, then on the basis of the then market value of the Warrant Shares











         as shall be reasonably determined in good faith by the Board of Directors of the Company.

              4.   Requirements for Transfer.

                   (a) This Warrant may only be transferred to the extent permitted by Section 9(b). The Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion, in form and substance satisfactory to the Company, of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                   (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

                   "The securities represented by this
                   certificate have not been registered
                   under the Securities Act of 1933, as
                   amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion, in form and substance satisfactory to the Company, of counsel satisfactory to the Company is obtained to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act."

         The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the Registered Holder, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or upon registration.

              5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.














              6.   Notices of Record Date, etc.  In case:

                   (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                   (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

                   (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

         then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any which is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days, or if such advance notice is not practicable, then such shorter period as may be practicable, prior to the record date or effective date for an event specified in Section 6(a), (b) or (c).

              7. Reservation of Stock. On and after the Approval Date the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.












              8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

              9.   Transfers, etc.

                   (a) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the Warrant register by written notice to the Company requesting such change.

                   (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole but not in part, solely to an Affiliate, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, of the Registered Holder upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

                   (c) Until any transfer of this Warrant is made in the Warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

              10. Giving of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be in writing and shall be delivered and effective in accordance with the terms of the Warrant Purchase Agreement between the Company and Purchaser of even date.

              11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

              12. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.












              13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

              14. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New Hampshire.

              15. No Third Party Beneficiaries. This Warrant shall not confer any rights or remedies upon any person other than the signatories hereto and their respective successors and permitted assigns.

              16. Entire Agreement. Except for the Warrant Purchase Agreement, this Warrant constitutes the entire agreement among the signatories hereto and supersedes any prior understandings, agreements or representations by or among the signatories hereto, written or oral, that may have related in any way to the subject matter hereof.

              17. Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              18. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

              19. Severability. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         [Corporate Seal]              GREAT BAY POWER CORPORATION


         ATTEST:                       By:____________________________

                                       Title:    President

         _______________________       Address:  20 Ladd Street
                                                 Portsmouth, NH











         AGREED AND ACCEPTED:

         PECO ENERGY COMPANY


         By:________________________

         Title:_____________________

         Address:




                                                                EXHIBIT I


                                    PURCHASE FORM


         To:_________________                         Dated:______________


              The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 1), hereby irrevocably elects to purchase ______ shares of the Common Stock covered by such Warrant and herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant.



                                       Signature:__________________________

                                       Address:____________________________

                                               ____________________________



                                                                EXHIBIT II


                                   ASSIGNMENT FORM


              FOR VALUE RECEIVED, ________________________________________
         hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. 1) with respect to all of the shares of Common Stock covered thereby to the following person(s):

         Name of Assignee              Address             No. of Shares





              The undersigned represents and warrants to Great Bay Power Company that this assignment of the Warrant is permitted by
         Section 9(b) of the Warrant.



         Dated:______________     Signature:_______________________________

         Dated:______________     Witness:_________________________________

                                                                  EXHIBIT A





                                    SCHEDULE 3.2



                   OMEGA CAPITAL PARTNERS L.P.
                   OMEGA INSTITUTIONAL PARTNERS L.P.
                   OMEGA OVERSEAS PARTNERS L.P.
                   COMMON FUND
                   OMEGA OVERSEAS PARTNERS II LTD.
                   GOLDMAN SACHS & CO. PROFIT SHARING
                     MASTER TRUST
                   GOLDMAN SACHS & CO., POOLED IRA 2
                   88 PINE STREET
                   ELLIOTT ASSOCIATES, L.P.